UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

OXIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-8092	94-1620407
(Commission File Number)	(I.R.S. employer identification No.)

6040 N. Cutter Circle, Suite 317

Portland, OR 97217-3935

(Address of Principal Executive Office, Including Zip Code)

(503) 283-3911

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(cc))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2005, OXIS International, Inc., a Delaware corporation (the “Company”) entered into a Letter Agreement, effective as of February 28, 2005, with Steven T. Guillen (the “Letter Agreement”). The terms of the Letter Agreement include, but are not limited to, the following:

(1)	Mr. Guillen will serve as the Company’s President and Chief Executive Officer;

(2)	Mr. Guillen’s initial annual base salary will be $250,000, subject to annual salary and performance reviews and potential salary increases at the sole discretion of the Company’s Board of Directors (the “Board”);

(3)	Mr. Guillen will be eligible for a performance-based bonus determined at the discretion of the Board, the range of which is expected to be between 25% and 50% of Mr. Guillen’s annual base salary, depending upon the attainment of certain goals to be mutually agreed upon between Mr. Guillen and the Board;

(4)	Mr. Guillen will be eligible to receive an irrevocable stock option grant(s) under the Company’s 2003 Stock Incentive Plan (the “Plan”) (and/or pursuant to a standalone grant outside of the Plan) in the amount of 600,000 shares of the Company’s Common Stock;

(5)	The options will have an exercise price per share equal to the last sale price of the Company’s Common Stock as of February 28, 2005;

(6)

Mr. Guillen will be entitled to full vesting of the then-unvested shares subject to the irrevocable stock option grant(s) upon a Change of Control (as defined in the Letter Agreement to include, (i) a merger, consolidation, or reorganization approved by the Company’s stockholders, unless securities representing more than (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or (ii) any stockholder-approved transfer or any other disposition of all of the Company’s assets, or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control, the Company), of beneficial ownership (within the meaning of Rule 13d of the 1934 Act) of securities possessing more than (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders, or (iv) a change in the composition of the Board such that (a) five or more Board members resign or are otherwise removed as Board members within any period of six consecutive months or less; (b) five or more Board members opt not to stand for re-election to the Board within any period of six consecutive months or less; or (c) any combination of the foregoing subsections occur such that five or more Board member positions are affected by a combination of resignations or removals, or the decision not to stand for re-election, within any period of six consecutive months or less) or upon Mr. Guillen’s termination of his employment with the Company for “good reason” (as defined in the Letter Agreement) (collectively, the “Acceleration Events”);

(7)	Mr. Guillen was granted the right to purchase up to 600,000 fully-vested shares of the Company’s Common Stock, at market price, from the pool of shares reserved in the Plan;

(8)	Mr. Guillen will become a member of the Board; and

(9)	As further described and qualified in the Letter Agreement, Mr. Guillen will be entitled to receive certain severance benefits, including payments equal to one month of his base salary for a period of 12 months, in the event that: (i) the Company terminates his employment without “cause” (as defined in the Letter Agreement), (ii) within twelve months after a Change of Control, Mr. Guillen terminates his employment with “good reason” (as defined in the Letter Agreement) or (iii) Mr. Guillen’s employment terminates as a result of his death or disability (each a “Severance Termination”).

The Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

In partial satisfaction of its obligation under the Letter Agreement to issue to Steven T. Guillen options to purchase up to 600,000 shares of the Company’s Common Stock, the Company entered into a Notice of Stock Option Award and a Stock Option Agreement with Mr. Guillen under the Plan, dated as of February 28, 2005, pursuant to which Mr. Guillen has the option to purchase up to 500,000 shares of the Company’s Common Stock (the “Incentive Stock Option”), at an exercise price of $0.40 per share, in accordance with, and subject to the provisions of, the Plan, with 25% of the shares subject to the Incentive Stock Option vesting on February 28, 2005 (the “ISO Vesting Commencement Date”), 25% of the shares vesting on the first anniversary of the ISO Vesting Commencement Date, 25% of the shares vesting on the second anniversary of the ISO Vesting Commencement Date and 25% of the shares vesting on the third anniversary of the ISO Vesting Commencement Date. The term of the Incentive Stock Option is 10 years from the ISO Vesting Commencement Date (the “ISO Expiration Date”). All unvested shares under the Incentive Stock Option shall vest if any of the Acceleration Events occur. Subject to adjustment pursuant to the terms of the Incentive Stock Option agreement, after termination of his service with the Company, Mr. Guillen shall be permitted to exercise the option with respect to vested shares (not previously exercised) from the date of such termination to the earlier of one (1) year after such termination or the ISO Expiration Date. In the event of a Severance Termination, Mr. Guillen shall have the right to exercise any options which have vested on or before the termination date until the later of (i) the fifth anniversary of the ISO Vesting Commencement Date or (ii) the third anniversary of the date of termination; provided that, in all circumstances, the option agreement shall expire on the ISO Expiration Date.

In partial satisfaction of its obligation under the Letter Agreement to issue to Steven T. Guillen options to purchase up to 600,000 shares of the Company’s Common Stock, the Company entered into a Nonqualified Stock Option Agreement with Mr. Guillen, dated as of

February 28, 2005, pursuant to which Mr. Guillen has the option to purchase up to 100,000 shares of the Company’s Common Stock (the “Nonqualified Stock Option”), at an exercise price of $0.40 per share, with 25% of the shares subject to the Nonqualified Stock Option vesting on February 28, 2005 (the “NSO Vesting Commencement Date”), 25% of the shares vesting on the first anniversary of the NSO Vesting Commencement Date, 25% of the shares vesting on the second anniversary of the NSO Vesting Commencement Date and 25% of the shares vesting on the third anniversary of the NSO Vesting Commencement Date. The term of the Nonqualified Stock Option is 10 years from the NSO Vesting Commencement Date (the “NSO Expiration Date”). All unvested shares under the Nonqualified Stock Option shall vest if any of the Acceleration Events occur. Subject to adjustment pursuant to the terms of the Nonqualified Stock Option agreement, after termination of his service with the Company, Mr. Guillen shall be permitted to exercise the Nonqualified Stock Option with respect to vested shares (not previously exercised) from the date of such termination to the earlier of one (1) year after such termination or the NSO Expiration Date. In the event of a Severance Termination, Mr. Guillen shall have the right to exercise any options which have vested on or before the termination date until the later of (i) the fifth anniversary of the NSO Vesting Commencement Date or (ii) the third anniversary of the date of termination; provided that, in all circumstances, the option agreement shall expire on the NSO Expiration Date.

In connection with the Letter Agreement, the Company entered into a Stock Purchase Agreement with Mr. Guillen, dated as of February 28, 2005, pursuant to which Mr. Guillen purchased 600,000 fully-vested Restricted Shares (as defined in the Plan), at a purchase price of $0.40 per share, subject to the provisions of the Plan. The Stock Purchase Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference in its entirety.

In connection with the Letter Agreement, the Company entered into an Indemnification Agreement with Mr. Guillen, dated as of February 28, 2005, on the form previously filed with the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Regisrant.

See disclosure in Item 1.01 of this Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Officers.

As a result of the appointment of Mr. Guillen as the Company’s President and Chief Executive Officer, effective February 28, 2005, Marvin S. Hausman, M.D. is no longer the Company’s Acting Chief Executive Officer.

(c) Appointment of Principal Officers.

In connection with the Letter Agreement, effective February 28, 2005, Mr. Guillen was appointed by the Board to the positions of President and Chief Executive Officer of the Company.

Prior to joining the Company, from 2001 to 2004, Steven T. Guillen served as Vice President, Sales and Marketing for Amarin Pharmaceuticals, Inc., a neuroscience company focused on the development and commercialization of drugs for the treatment of neurological disorders affecting the central nervous system. From 1996 to 2001, Mr. Guillen served as the Vice President, Sales and Marketing for Athena Diagnostics, a company involved with the development and commercialization of diagnostic testing for neurological diseases.

For a brief description of the material terms of the Letter Agreement, see Item 1.01 of this Form 8-K and Exhibit 10.1.

The press release issued on February 28, 2005 by the Company describing Mr. Guillen’s appointment to the positions of President and Chief Executive Officer of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

(d) Election of New Director.

On February 28, 2005, in connection with the Letter Agreement, the Board elected Mr. Guillen as a member of the Board, effective as of the same date.

See Item 1.01 of this Form 8-K for a description of the Company’s transactions with Mr. Guillen.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Letter Agreement, dated as of February 28, 2005, by and between the Company and Steven T. Guillen.

10.2	Stock Purchase Agreement, dated as of February 28, 2005, by and between the Company and Steven T. Guillen.

99.1	Press Release, dated as of February 28, 2005, announcing the appointment of Steven T. Guillen as the Company’s President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.
(Registrant)

Date: March 4, 2005	By:	/s/ S. Colin Neill
S. Colin Neill
Secretary